SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.         )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials under 14a-12

AKERNA CORP.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per the Exchange Act Rules 14a6(i)(1) and 0-11

AKERNA CORP.

Special Meeting of Stockholders

August 30, 2022 9:00 AM (Mountain Time)

201 Milwaukee St, Unit 200, Denver, CO 80206

VOTING INFORMATION FORM (VIF)

Important Notice Regarding the Availability of Proxy Materials for the 2022 Special Meeting of Stockholders

To view the Special Meeting Proxy Statement online, please go to: https://www.cstproxy.com/akerna/sm2022

You are entitled to instruct Odyssey Trust Company (the “Trustee”) as to the exercise of voting rights (including the right to direct the voting of the special voting share of Akerna Corp. at the Annual Meeting) attaching to the exchangeable shares of Akerna Canada Ample Exchange Inc. (“Exchangeco”) registered in your name with the Trustee.

EMAIL – Mark, sign and date your proxy and return it by electronic mail to: corptrust@odysseytrust.com

MAIL – Mark, sign and date your proxy card

and return it to:

Odyssey Trust Company

1230, 300 5th Ave S.W.

Calgary, Alberta T2P 3C4

This VIF must be received by the Trustee by 11:59 p.m., Mountain Time, on August 28, 2022.   Prior to such time you may revoke or amend your vote by marking, signing and returning a new VIF to the Trustee or writing to the Trustee at the address above and specifically requesting that your VIF be revoked. You may also attend the Annual Meeting and vote your portion of the special voting share in person at the Annual Meeting.  In order to attend the Annual Meeting and vote in person, you must request a proxy from the Trustee to permit you or your designated agent or other representative to exercise your voting rights at the Annual Meeting.

THIS VIF, WHEN PROPERLY EXECUTED, WILL INSTRUCT THE TRUSTEE TO VOTE THAT PORTION OF THE SPECIAL VOTING SHARE ASSIGNABLE TO YOU IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS VIF WILL INSTRUCT THE TRUSTEE TO VOTE THE SPECICAL VOTING SHARE PORTION ASSIGNABLE TO YOU “FOR” EACH PROPOSAL. IF THIS VIF IS NOT RETURNED TO THE TRUSTEE YOUR PORTION OF THE SPECIAL VOTING SHARE WILL NOT BE VOTED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.	Please mark your vote: ☒

1.	Approval of the Amendment to the Certificate of Incorporation to Effect the Reverse Stock Split	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Approval of the Adjournment Proposal	FOR ☐	AGAINST ☐	ABSTAIN ☐

Address Change? Mark box, sign, and indicate changes below: ☐

Date ___________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on this Voting Information Form. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Voting Information Form.